Exhibit 99.1 Barnes Group Inc. 860.583.7070 | info@bginc.com barnesgroupinc.com

BARNES TO HOST 2021 VIRTUAL INVESTOR DAY

Barnes Outlines Strategy to Drive Growth and Margin Expansion

Introduces 2025 Financial Targets and Updates 2021 Full-Year Outlook

December 14, 2021

BRISTOL, Conn.--Barnes Group Inc. (NYSE: B) will hold a virtual investor day today with presentations given by Patrick Dempsey, President and Chief Executive Officer, Julie Streich, Senior Vice President, Finance and Chief Financial Officer, and other senior executives. Management will present its growth strategy and capital allocation framework, as well as provide an in-depth review of its Industrial and Aerospace segments. In addition, the Company is introducing 2025 financial targets and updating its 2021 outlook.

“We are excited to host our Barnes 2021 virtual investor day to provide current and potential shareholders with a deeper understanding of our growth strategy and an appreciation for our ongoing efforts to transform our portfolio,” said Patrick Dempsey. “We have well-positioned businesses which are focused on driving revenues and expanding margins. Supported by ongoing investments in growth and innovation, and benefitting from productivity gains from the Barnes Enterprise System, we strive for performance excellence across the Company,” added Dempsey.

Introduces 2025 Financial Targets

Barnes is introducing 2025 financial targets, specifically:
•Organic Sales: 7% to 9% CAGR
•Adjusted Operating Margin: 15% to 17%
•Adjusted EPS: Double-digit CAGR
•Cash Conversion: >100%
•ROIC: 8% to 10%

The Company will detail the key initiatives supporting achievement of these goals as well as assumptions during its investor day.

Updates 2021 Outlook

The Company is also updating its 2021 financial outlook. We now expect full year revenues to be up approximately 12% over the prior year, with organic sales growth of 10%. Adjusted operating margin is now forecasted to be approximately 12%, down from the prior outlook of approximately 12.5%, as supply chain and inflation challenges continue to impact our Industrial business. Partially offsetting the lower operating profit is a recently approved foreign tax benefit which will lower the Company’s

123 Main Street, Bristol, CT 06010-6376

effective tax rate (excluding Reg G items) to approximately 27%. While the adjusted earnings per share forecast remains in the range of $1.83 to $1.93, up 12% to 18% from 2020’s adjusted earnings per share of $1.64, the Company expects to finish 2021 at the low end of the range. Our cash conversion forecast of approximately 120% of net income is unchanged from our prior view.

Event Webcast Details

The virtual investor day, which includes two question and answer sessions, will begin at 8:30 a.m. (ET) today and is expected to conclude at approximately 12:00 p.m. The public may access the event through a live webcast available on the Investor Relations section of Barnes’s website at www.BGInc.com. Presentation materials will be posted to the Investor Relations section of the Company's website today at approximately 7:30 a.m. (ET). A replay of the webcast will be available following the presentation at the same link listed above.

Note:
(1) Organic sales growth represents the total reported sales increase within the Company’s ongoing businesses less the impact of foreign currency translation and acquisition and divestitures completed in the preceding twelve months.

About Barnes
Barnes Group Inc. (NYSE: B) pioneers technologies to help change the world. Employees across the globe are dedicated to Persistent Ingenuity™ – advancing what’s possible and delivering to the highest standards. We serve a wide range of end markets and customers, including healthcare, automation, packaging, aerospace, mobility, and manufacturing, delivering breakthrough products and services to shape a more inclusive and sustainable world. For more information, visit www.BGInc.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "estimate," "project," “continue,” “will,” “should,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; future financial performance of the industries or customers that we serve; risks associated with international sales and operations; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. Any forward-looking statements speak only as of the date on which it is made, and the Company assumes no obligation to update our forward-looking statements.

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Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
860.583.7070